Exhibit 99.1
Oracle Press Release
Contact(s):
Deborah Hellinger
Oracle
+1.650.506.5158
deborah.hellinger@oracle.com
Oracle Assumes Ownership of Hyperion
Over 91% of Shares Acquired by Oracle
REDWOOD SHORES, Calif., 13-APR-2007 04:12 PM Oracle today announced that Hyperion Solutions Corporation (Nasdaq: HYSL) shareholders tendered approximately 55.4 million shares (including shares tendered pursuant to guaranteed delivery procedures), representing approximately 91.7% of the shares outstanding. Pursuant to the terms of Oracle’s tender offer for all of the outstanding common stock of Hyperion which expired at 5:00 p.m., New York City time, on Friday, April 13, 2007, all shares that were validly tendered and not withdrawn have been accepted for payment.
Oracle will designate six representatives to serve on Hyperion’s board of directors, giving Oracle majority board representation. Two of the current Hyperion board members will remain on the Hyperion board until the merger between the companies is completed.
Oracle has also commenced a three business day subsequent offering period for all remaining Hyperion shares. During the subsequent offering period, Hyperion shares will be accepted for payment as they are tendered at the same offer price paid during the initial offer period of $52.00 per share in cash. The subsequent offering period will expire at 5:00 p.m., New York City time, on Wednesday, April 18, 2007.
After the expiration of the subsequent offering period, Oracle will acquire all of the remaining outstanding shares of Hyperion by means of a merger under Delaware law. All remaining outstanding Hyperion shares will be cancelled and converted into the right to receive $52.00 per share, net to the seller in cash without interest, less any required withholding taxes. Following the merger, Hyperion will be a wholly-owned subsidiary of Oracle.
About Oracle
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Trademarks
Oracle is a registered trademark of Oracle Corporation and/or its affiliates. Other names may be trademarks of their respective owners.

Important Information
THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF HYPERION’S COMMON STOCK WILL ONLY BE MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION AND HOTROD ACQUISITION CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 2007, AS AMENDED FROM TIME TO TIME. HYPERION STOCKHOLDERS SHOULD READ THESE DOCUMENTS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. HYPERION STOCKHOLDERS MAY OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS OR FROM ORACLE.
Cautionary Statement Regarding Forward-Looking Statements
This document contains certain forward-looking statements about Oracle and Hyperion. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, similar expressions and any other statements that are not historical facts, in each case as they relate to Oracle and Hyperion, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. In making any such statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Oracle and Hyperion, including: the impact of general economic conditions in regions in which either such company currently does business, industry conditions, including competition, fluctuations in exchange rates and currency values, capital expenditure requirements, legislative or regulatory requirements, changes in the tax laws, interest rates and access to capital markets. The actual results or performance by Oracle or Hyperion could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Hyperion.

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